UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2006

ADELPHIA COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 DTC Parkway—Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip Code)

(303) 268-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

In an order dated April 18, 2006 (the “Order”), the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) bifurcated the hearing to consider confirmation (the “Confirmation Hearing”) of the proposed modified fourth amended joint plan of reorganization, filed with the Bankruptcy Court on April 12, 2006 as Exhibit Q to the proposed supplement to the fourth amended disclosure statement (the “Proposed Plan”), of Adelphia Communications Corporation (the “Company”) and certain of its subsidiaries (collectively, with the Company, the “Debtors”). The Confirmation Hearing was previously adjourned by an order of the Bankruptcy Court dated March 31, 2006. The first hearing (“Hearing I”) is scheduled to begin on May 15, 2006, and the second hearing (“Hearing II”) is scheduled to begin on June 20, 2006.

The Order provides that the issues to be addressed at Hearing I (the “Hearing I Issues”) shall consist of any or all of the following: (i) estimation of the fee payable to lenders, who from to time or at any time were parties to certain pre-petition credit facilities in their capacity as such (the “Bank Lenders”), and indemnification claims by such Bank Lenders; (ii) objections by local franchising authorities; (iii) approval of settlements involving disputed entitlements that are noticed for approval at least 10 days prior to Hearing I; (iv) determination of any motion by the statutory committee of unsecured creditors appointed in the Debtors’ bankruptcy cases (the “Creditors’ Committee”) pursuant to section 1102 of the Title 11 of the United States Code (the “Bankruptcy Code”), regarding certain issues related to claims of Bank Lenders (unless adjourned by the Debtors and the Creditors’ Committee or superseded by a separate scheduling order applicable specifically to the prosecution of such motion); and (v) issues related to the adequacy of claim reserves (excluding, however, issues relating to entitlement to post-effective date interest). The Debtors have the right, up to (and including) May 10, 2006, to defer any Hearing I Issue to Hearing II on notice to certain specified parties. On or prior to April 25, 2006, the Debtors are required to notify such parties of the Debtors’ views, as of that point in time, as to whether any Hearing I Issue(s) will be deferred to Hearing II.

The Order provides that the issues to be addressed at Hearing II (the “Hearing II Issues”) shall consist of: (i) entitlement to post-effective date interest; (ii) discharge; (iii) Debtors’ Fourth Amended Joint Plan of Reorganization, filed with the Bankruptcy Court on November 21, 2005, compliance with the standards set forth in sections 1126 and 1129 of the Bankruptcy Code; (iv) approval of the protections of section 363(m) of the Bankruptcy Code for Time Warner NY Cable LLC (“Time Warner”) and Comcast Corporation (“Comcast”); (v) all issues that relate solely to any material modification to the Proposed Plan as set forth in the proposed supplement to the fourth amended disclosure statement filed by the Debtors on April 12, 2006, including, without limitation or waiver, valuation of the Class A common stock of Time Warner Cable Inc.; (vi) the objections and motions, if any, filed by the holders of claims against certain Debtors that were owned by members of the Rigas family but managed by the Company, or Debtors that hold interests in such entities, solely in their capacity as such holders pursuant to Rule 3018(a) of the Federal Rules of Bankruptcy Procedure; and (vii) any Hearing I Issue(s) deferred by the Debtors to Hearing II.

This filing is not intended to be, nor should it be construed as, a solicitation for a vote on the Proposed Plan.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements. All statements regarding the Company’s and its subsidiaries’ and affiliates’ expected future financial position, results of operations, cash flows, sale of the Company, settlements with the Securities and Exchange Commission (the “SEC”) and the United States Attorney’s Office for the Southern District of New York (the “U.S. Attorney”), restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include whether the proposed sale of the Company’s assets to Time Warner and Comcast is approved and consummated, whether the Proposed Plan is confirmed and consummated in time to close the sale of such assets to Time Warner and Comcast, whether the transactions contemplated by the proposed settlements with the SEC and the

U.S. Attorney and any other agreements needed to effect those transactions are consummated, the Company’s pending bankruptcy proceeding, results of litigation against the Company, results and impacts of the proposed sale of the Company’s assets, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company’s competitors, pricing and availability of programming, equipment, supplies and other inputs, the Company’s ability to upgrade its broadband network, technological developments, changes in general economic conditions, and those discussed under Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Many of these factors are outside of the Company’s control.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2006	ADELPHIA COMMUNICATIONS CORPORATION
(Registrant)

	By:	/s/ Brad M. Sonnenberg
	Name:	Brad M. Sonnenberg
	Title:	Executive Vice President, General Counsel and Secretary

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